EXHIBIT 10.26


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                              AMENDED AND RESTATED

                              EMPLOYMENT AGREEMENT

                                    Among

                                BNCCORP, Inc.,

                              BNC National Bank

                                     and

                                 Kevin Pifer


                          Dated as of June 15, 1998


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                             EMPLOYMENT AGREEMENT

       This Employment Agreement (this "Agreement") among BNCCORP, Inc., a Delaware corporation (the "Company"), BNC National Bank, a national banking association (the "Bank"), and Kevin Pifer (the "Executive"), is dated as of June 15, 1998 (the "Commencement Date").

                             W I T N E S S E T H:

      WHEREAS, as of the Commencement Date, the Bank desires to employ the Executive as President of the Bank and the Executive wishes to accept such employment;

      WHEREAS, Executive is expected to make a major contribution to the profitability, growth and financial strength of the Company and the Bank;

       WHEREAS, the Company and the Bank consider the continued services of Executive to be in the best interests of the Company and its stockholders and the Bank and desire to assure the continued services and undivided loyalty of the Executive on behalf of the Company and the Bank on an objective and impartial basis and without distraction or conflict of interest in the event of an attempt to obtain control of the Company;

       WHEREAS, in consideration of the covenants of the Company and the Bank contained herein, the Executive is willing to remain in the employ of the Bank upon the terms and conditions specified below; and

       WHEREAS, in order to induce Executive to remain in the employ of the Bank, this Agreement sets forth the compensation and benefits payable to Executive, including the severance benefits that the Company or the Bank agree will be provided to Executive if Executive's employment with the Bank is terminated.

       NOW, THEREFORE, in consideration of the premises and respective covenants and agreements that the parties herein contain, and intending to be legally bound, the parties hereto agree as follows:

       The Company and the Bank and the Executive agree as follows:

       1. Employment Capacity and Term. Subject to the terms and conditions of this Agreement, the Bank hereby agrees to employ Executive, and Executive agrees to serve, as the President of the Bank for the period beginning on the Commencement Date, through June 15, 2001, and from year to year thereafter subject to the right of the Executive or the Company to terminate this Agreement as of any subsequent anniversary date by written notice given to the other party at least 90 days prior to such anniversary date. Termination of this Agreement by either party in accordance with the preceding sentence shall not require a statement of the reasons therefore. All provisions herein governing a party's rights and obligations upon the termination of Executive's employment shall survive the termination of this Agreement.



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       2.    Duties; Place of Performance.

             a. Duties. As the President of the Bank, the Executive shall perform the duties normally associated with such office(s), such additional duties as may be prescribed from time to time by the Company President and/or the Bank CEO and such duties as are described in the Bank's Bylaws as being duties or responsibilities of the President of the Bank. Executive shall report to and be subject to the supervision of the President of the Company and CEO of the Bank. The Executive accepts such employment and agrees that, during the term of this Agreement, the Executive will devote all of his business time and attention to the business of the Company and the Bank and that he will not be employed by any other business or engage in any other business activity that would materially interfere with his ability to perform the duties required of him under this Agreement or would constitute a conflict between his personal or financial interests and the business or financial interests of the Company or the Bank.

             b. Place of Performance. In connection with the Executive's employment by the Bank and the Company, the Executive shall be based at the principal office of the Bank in Bismarck, North Dakota, except for required travel relating to the business of the Company or the Bank to an extent substantially consistent with the Executive's prior business travel practices.

       3. Compensation and Benefits. The Executive shall be provided with the compensation and benefits described below:

             a. Salary. An annual salary of $140,000, payable in equal monthly installments. This salary may be increased from time to time by the Company's Board of Directors and, if so increased, shall not thereafter be decreased during the term of this Agreement.

             b. Bonus. An annual incentive bonus with respect to the services provided by the Executive. The amount of the annual incentive bonus shall be determined from time to time by the Compensation Committee of the Company's Board of Directors. The parties acknowledge and agree that the award of bonuses by the Compensation Committee is discretionary and that this Section 3(b) imposes no obligation on the Company to award a bonus to the Executive.

             c. Other Benefits. The Executive shall be entitled to the benefits and perquisites maintained by the Company for its employees generally, or for its senior executives in particular, on the same basis and subject to the same requirements and limitations as may be applicable to other senior executive employees of the Company. The Company shall not directly or indirectly make any changes in any benefit plan or arrangement or perquisite that would adversely affect the Executive's rights or benefits thereunder, unless such changes do not result in a proportionately greater reduction in the rights of or benefits to the Executive compared with any other executive officer of the Company. The Company agrees that where credited service of the Executive for the Company is relevant in determining eligibility for benefits under any benefit plan or arrangement, the Executive's credited service for the Company shall be deemed to have commenced on the Commencement Date.




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             d. Partial Year; Proration. Any payments or benefits payable to the
Executive hereunder in respect of any fiscal year of the Company during which the Executive is employed for less than the entire fiscal year shall, unless otherwise provided in the applicable benefit plan, be prorated in accordance with the number of days in such fiscal year during which the Executive is so employed.

             e. Life Insurance. The Company or the Bank shall maintain a life insurance policy on the Executive in an amount not less than $1 million and the Executive shall have the right to name the beneficiaries under such policy. Upon termination of the Executive's employment, the Executive shall have the option of purchasing the policy from the Company or the Bank for the cash surrender value of the policy.


       4.    Other Benefits.

             a. Vehicle. The Company or the Bank shall provide the Executive with the use of a current model automobile of the Executive's choosing, subject to approval by the President of the Company, and shall pay insurance and maintenance expenses related to such automobile.

             b. Club Membership. The Company or the Bank shall pay the Employee's monthly membership dues at a country club in the Bismarck/Mandan area as selected by the Executive.

             c. Expenses. The Executive shall be reimbursed for reasonable out-of-pocket expenses incurred from time to time on behalf of the Company, the Bank or any subsidiary of the Company in the performance of his duties under this Agreement, in accordance with standard Company procedures and upon the presentation of such supporting invoices, receipts, documents and forms as the Company reasonably requests.

             d. Facilities; Secretarial Assistance. The Executive shall be provided with office space, secretarial assistance and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of his duties.

       5.    Termination of Employment.

     a. Death. The Executive's status as an employee shall terminate upon the Executive's death during the term of this Agreement.

     b. Disability. If (i) the Executive is incapable because of physical or mental illness of satisfactorily discharging his duties under this Agreement for a period of 90 consecutive days and (ii) a duly qualified physician chosen by the Company and acceptable to the Executive or his legal representatives so certifies in writing, the Company's Board may determine that the Executive has become disabled. If the Company's Board makes such a determination, the Company shall have the right, at any time during the period that such disability continues, to terminate the status of Executive as an employee by notifying the Executive, in writing, of such termination in accordance with Section 5(e). Any such termination shall become effective 30 days after such notice

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of termination is given (the "Disability  Effective  Date"),  unless within such
30-day period the Executive becomes capable of resuming the duties contemplated hereby (and a physician chosen by the Company and acceptable to the Executive or his legal representatives so certifies in writing) and the Executive in fact resumes such duties. The Executive's incapacity due to physical or mental illness to discharge the duties assigned by this Agreement shall not constitute a breach of this Agreement by the Executive. The Executive's death or inability, due to physical or mental illness, to discharge the duties assigned by this Agreement shall not constitute a breach of this Agreement by the Executive.

             c. By the Company for Cause. The Company may terminate the Executive's status as an employee for Cause by notifying the Executive, in writing, of such termination in accordance with Section 5(e). As used herein, "Cause" shall mean (i) the willful and continuing failure by the Executive to perform the duties contemplated by this Agreement (other than any failure resulting from a certified disability of the type specified in Section 5(b)) within a reasonable period of time after a written demand for substantial performance as delivered to the Executive by a duly authorized member or representative of the Company's Board which specifically identifies the manner in which it is alleged that the Executive has not substantially performed such services, (ii) the conviction of a felony or (iii) the willful engaging by the Executive in gross misconduct injurious to the Company or the Bank. For purposes of this Agreement, an act or failure to act on the Executive's part shall be considered "willful" if done or omitted to be done without a reasonable belief that such action or omission was in, or not opposed to, the best interests of the Company or the Bank. Any act or failure to act by the Executive that is based upon authority given pursuant to a resolution duly adopted by the Company's Board or based upon the advice of counsel for the Company shall be presumed to be done or omitted to be done by the Executive with a reasonable belief that such action was in, or not opposed to, the best interests of the Company or the Bank. Notwithstanding the foregoing, the Executive's employment may not be terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the entire membership of the Company's Board (not counting the Executive) at a meeting of the Company's Board and held for the purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Company's Board), finding that in the good faith opinion of the Company's Board the Executive was guilty of the conduct set forth in clauses (i), (ii) or (iii) of this paragraph and specifying the particulars thereof.

             d. By the Executive for Good Reason. The Executive may terminate his status as an employee for Good Reason by notifying the Company, in writing, of such termination in accordance with Section 5(e). The termination by the Executive of his status as an employee for Good Reason shall be deemed to be a justifiable termination and shall excuse the Executive from further duties under this Agreement. As used herein, the term "Good Reason" shall mean:

(i)  The occurrence of any of the following  during the term of this  Agreement:

           A. any removal of the Executive from, or any failure to reappoint or reelect the Executive to, the position of President of the Bank, except in connection with a termination by the Company of the Executive's employment for Cause or on account of disability or death of the Executive;

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     B. a diminution in the Executive's duties,  responsibilities or position in the management of the Bank,  including,  without  limitation,  the assignment to
Executive  of  duties  or  responsibilities   that  are  inconsistent  with  the
Executive's position as President, the demotion of the Executive or the failure of the Company or the Bank to perform the obligations under Section 3 or 4, which failure continues for a period of ten days after the Executive gives the Company notice thereof;

     C. requiring the Executive to be based anywhere other than in Bismarck, North Dakota, except for required travel in the ordinary course of the Company's or Bank's business;

                   (ii) a reduction in the Executive's annual salary or a failure to pay to the Executive any installment of his annual salary or to pay any other amounts required to be paid under this Agreement, which failure continues for a period of 30 days after written notice thereof is given by the Executive to the Company;

                   (iii) the failure by the Company to obtain the assumption of its obligations under this Agreement by any successor or assign as contemplated in Section 8;

                   (iv) any purported termination of the Executive's status as an employee which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 5(e), or which is not justified as a termination based on Cause;

                   (v) any material breach of this Agreement by the Company or the Bank which has not been cured within 30 days following the giving of notice by the Executive to the Company of such breach; or

                   (vi)       any Change in Control.

       As used in this Agreement a "Change of Control" is deemed to have occurred at such time as: (A) BNCCORP shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company),
(B) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (C) BNCCORP is to be dissolved or liquidated, (D) any person or entity, including a "group" as contemplated by section 13(d)(3) of the 1934 Act, other than an employee benefit plan of the company or a related trust, acquires or gains ownership or control (including, without limitation, power to vote) of more than 30% of the outstanding shares of BNCCORP's voting stock, or (E) as a result of or in connection with a contested election of directors, the persons who were directors of BNCCORP before such election shall cease to constitute a majority of the Board of Directors of BNCCORP.


     e. Notice of Termination. Notice of termination of the Executive's status as an employee must be communicated in a writing delivered to the other party as provided in

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Section 9 (a notice of  termination  complying with this sentence is referred to in this Agreement as a "Notice of Termination"). Any Notice of Termination that purports to terminate Executive's employment for Cause or for Good Reason shall specify the provision or provisions of this Agreement relied upon by the party giving such notice and shall set forth in reasonable detail the facts and circumstances claimed by such party to provide a basis for termination of the Executive's employment under the provision(s) so indicated.

                   f. Date of Termination.  "Employment  Termination Date" means
(i) if Executive's employment is terminated by the Company or the Bank for Cause, or by Executive for Good Reason, the date of delivery of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company or the Bank other than for Cause or disability, the Date of Termination shall be the date on which the Company or the Bank notifies the Executive of such termination and (iii) if Executive's employment is terminated by reason of his death or disability, the Date of Termination shall be the date of death of Executive or the Disability Effective Date, as the case may be.

       6. Obligations of the Company Upon Termination.

             a. Death. If Executive's employment is terminated by his death, in addition to all other death benefits provided by the Company and the Bank, the Company or the Bank shall pay to Executive's spouse or, if he leaves no spouse, to his estate, in a lump sum in cash within 30 days of the Date of Termination the sum of the pro rata amount of Executive's annual base salary earned through the Date of Termination to the extent due but not paid and any compensation previously deferred by Executive (together with any accrued interest thereon) and any accrued vacation pay, in each case to the extent not previously paid (collectively, "Accrued Obligations"). The Company or the Bank shall also timely pay or provide to such person any other amounts or compensation required to be furnished to Executive under any benefit plan or arrangement ("Other Benefits").

             b. Disability. During any period that Executive is deemed to be disabled under Section 5(b) ("disability period"), Executive shall continue to receive his full annual base salary at the rate then in effect for such period until his employment is terminated pursuant to Section 5(b), provided that payments so made to Executive shall be reduced by the sum of the amounts, if any, payable to Executive under disability benefit plans of the Company. Upon termination of Executive's employment under Section 5(b), the Company or the Bank shall pay to Executive in a lump sum in cash within 30 days of the Date of Termination all Accrued Obligations and shall timely furnish to Executive all Other Benefits.

             c. Cause. If Executive's employment shall be terminated for Cause by the Company or the Bank, or voluntarily terminated by Executive other than for Good Reason, this Agreement shall terminate without further obligation to Executive other than for Accrued Obligations, which shall be paid in a lump sum in cash within 30 days of the Date of Termination, and for Other Benefits, which the Company or the Bank shall timely furnish to Executive.


             d. Other than Death, Disability or Cause; Good Reason; Change in Control. If during the term of this Agreement:

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                    (i) the  Company  or the Bank  shall  terminate  Executive's employment, other than for death, disability or Cause, or Executive shall terminate his employment for Good Reason, except in event of Change In Control, Executive shall receive as severance pay an amount equal to 1/12th of his Compensation Amount multiplied by the number of partial or full months remaining in his employment term.

                   (ii) if Executive's employment shall terminate following a Change in Control of the Company, then, Executive shall received as severance pay an amount equal to three times his Compensation Amount.

                    (iii) all severance payments will be payable in a lump sum within 30 days of the Date of Termination.

                   (iv) for the purposes of this Section 6(d), the term "Compensation Amount" shall mean Executive's annual base salary plus all cash bonuses paid to Executive during the most recent twelve-month period ending before the Date of Termination.

                   (v) in addition to the severance payment provided for above the Executive will be entitled to all other amounts or compensation pursuant to the Company's or Bank's termination policies and plans then in effect.

             e. Change in Control Benefit. If Executive's employment is terminated following a Change in Control of the Company, then the Company or the Bank shall pay to Executive, contemporaneously with payments due under Section 6(d) and in addition to any other amounts due, (i) the amount of any excise tax imposed on Executive by Section 4999 or any successor provision of the Internal Revenue Code of 1986, as amended, as a result of any determination or finding that amounts received by Executive are "excess parachute payments" under such section, (ii) the amount of any similar excise tax imposed on Executive by state law and (iii) the amount of Executive's federal and state income and excise tax liability generated by the payment to Executive of all amounts provided by clauses (i), (ii) and (iii) of this Section 6(e).

       7. Covenant Not To Compete. If Executive terminates his employment other than for Good Reason, then for a period of two years from the date of such termination of employment, Executive shall not directly or indirectly, solicit any customers of the Company or the Bank or otherwise disrupt any previously established relationships existing between a customer and the Company or the Bank or own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any bank, savings and loan association, financial institution or any other entity providing lending or deposit services located in either the City of Bismarck or the County of Burleigh, North Dakota; provided, however, that the Executive may own passive investments of not more than 5% of the outstanding securities of any similar business (but without otherwise participating in such business) if such securities are listed on a national or regional securities exchange or quotations of such securities are published on a national interdealer quotation system, or are registered under Section 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended.



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             8.    Binding Effect.

             a. This Agreement shall be binding upon and inure to the benefit of the Company, the Bank and any of its successors or assigns.

             b. This Agreement is personal to the Executive and shall not be assignable by the Executive without the consent of the Company (there being no obligation to give such consent) other than such rights or benefits as are transferred by will or the laws of descent and distribution.

             c. The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the assets or businesses of the Company (i) to assume unconditionally and expressly this Agreement and (ii) to agree to perform all of the obligations under this Agreement in the same manner and to the same extent as would have been required of the Company had no assignment or succession occurred, such assumption to be set forth in a writing reasonably satisfactory to the Executive. In the event of any such assignment or succession, the term "Company" as used in this Agreement shall refer also to such successor or assign.

       9. Notices. Any notice or other communication required under this Agreement shall be in writing, shall be deemed to have been given and received when delivered in person, or, if mailed, shall be deemed to have been given when deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid, and shall be deemed to have been received on the third business day thereafter, and shall be addressed as follows:

       If to the Company, addressed to:

       BNCCORP, INC.
       322 East Main
       Bismarck, ND 58501
       Attn: Gregory K. Cleveland

       If to the Executive, addressed to:

       Kevin Pifer
       2201 Boston Drive
       Bismarck, ND 58504

or such other address as to which any party hereto may have notified the other in writing.


       10. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of North Dakota.


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       11. Entire Agreement. This Agreement and the documents referred to herein contain the entire arrangement or understanding between the Executive, the Company and the Bank relating to the employment of the Executive by the Bank. No provision of the Agreement may be modified or amended except by an instrument in writing signed by both parties.

       12. Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall at any time or to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

       13. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

       14. Beneficiaries. Whenever this Agreement provides for any payment to be made to the Executive or his estate, such payment may be made instead to such beneficiary or beneficiaries as the Executive may have designated in writing and filed with the Company. The Executive shall have the right to revoke any such designation from time to time and to redesignate any beneficiary or beneficiaries by written notice to the Company.

       15. Survival. The rights and obligations of the Company and the Executive contained in Sections 6, 7, 8, 9 and 10 of this Agreement shall survive the termination of the Agreement. Following the termination of this Agreement, each party shall have the right to enforce all rights, and shall be bound by all obligations, of such party that are continuing rights and obligations under this Agreement.

       16. Expenses of Enforcement. If either party shall successfully seek to enforce any provision of this Agreement or to collect any amount claimed to be due hereunder, such successful party shall be entitled to be reimbursed by the other party for any and all of its out-of-pocket expenses, including reasonable attorneys' fees, incurred in connection with such enforcement and/or collection.

       17. Remedy; Exclusivity. No remedy specified herein shall be deemed to be such party's exclusive remedy, and accordingly, in addition to all of the rights and remedies provided for in this Agreement, the parties shall have all of the rights and remedies provided to them by applicable law, rule or regulation.

       18. No Obligation to Mitigate Damages. The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as a result of employment by another employer or by retirement or other benefits, before the date of this Agreement or after the date of termination of his employment with the Bank, or otherwise, provided that the Executive shall have

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complied with the provisions hereof.

       19. Company's Reservation of Rights. The Executive acknowledges and understands that the Executive serves at the pleasure of the Bank's Board of Directors and that the Bank has the right at any time to terminate Executive's status as an employee of the Bank, or to change or diminish his status during the Employment Term, subject to the rights of the Executive to claim the benefits conferred by Section 6(d) if such action constitutes a termination by the Bank without Cause.

       20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.


       IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                      BNCCORP, Inc.


                                      By:  /s/ Gregory K. Cleveland
                                           Gregory K. Cleveland
                                           Authorized Officer


                                      BNC NATIONAL BANK


                                      By:  /s/ Gregory K. Cleveland
                                      Gregory K. Cleveland
                                      Authorized Officer


                                  Executive:

                                             /s/ Kevin Pifer
                                                Kevin Pifer

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